Exhibit 15.1
CONSENT OF HUDDLESTON & CO., INC.
As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2010, 2009, and 2008 included herein. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts”.

HUDDLESTON & CO., INC. Texas Registered Engineering Firm F-1024
/s/ Peter D. Huddleston
Peter D. Huddleston. P.E.
President

Houston. Texas
May 16, 2011